UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 14, 2011

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois		60015-4633
(Address of principal executive offices)		(Zip Code)

(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 14, 2011, Baxter International Inc. (the “Company”) entered into an Underwriting Agreement with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in the prospectus supplement filed with the Securities and Exchange Commission on December 15, 2011, relating to the sale by the Company of $500,000,000 aggregate principal amount of 1.850% Senior Notes due January 15, 2017 (the “Notes”). The Notes were registered under the Registration Statement on Form S-3 (Registration No. 333-160966) that the Company filed with the Securities and Exchange Commission on July 31, 2009. The Company is filing the exhibits filed as part of this Current Report on Form 8-K in connection with such Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Seventh Supplemental Indenture, dated as of December 19, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (including form of 1.850% Senior Notes due 2017).

5.1	Opinion of Stephanie A. Shinn

23.1	Consent of Stephanie A. Shinn (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

BY:	/S/ STEPHANIE A. SHINN
Stephanie A. Shinn
Corporate Vice President, Associate General Counsel and Corporate Secretary

Date: December 19, 2011

Exhibit Index

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated as of December 19, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (including form of 1.850% Senior Notes due 2017).

5.1	Opinion of Stephanie A. Shinn

23.1	Consent of Stephanie A. Shinn (included as part of Exhibit 5.1).